Earnings Call Presentation 2020 Fourth Quarter and Full Year Results January 27, 2021 Exhibit 99.2

Q4 '20 EARNINGS HIGHLIGHTS

Earnings Per Share



$0.6
$0.4
$0.2
$-
$0.51
$0.47
$0.41
$0.37
$0.22
$0.18
$0.38
$0.35
$0.19
$0.16
$0.40
$0.33
$0.28
$0.21
$0.44
$0.43
$0.34
$0.33
Q4 '19
Q1 '20
Q2 '20
Q3 '20
Q4 '20
EPS, adjusted(1)
EPS
Pandemic

Pre-Tax, Pre-Provision Earnings(1)



$100.0
$80.0
$60.0
$40.0
$20.0
$-
$84
$73
$72
$66
$63
$72
$71
$80
$79
Q4 '19
Q1 '20
Q2 '20
Q3 '20
Q4 '20
Pre-tax, pre-provision earnings(1)
Pandemic

Earnings

EPS of $0.33, up 57% from Q3 '20; reflective of lower credit costs, higher revenues, and income tax benefits:

- $0.03 income tax benefits (Q4 '20)
- $0.01 A&I related expenses (Q4 '20)
- $0.12 of balance sheet (Q4 '20, Q3 '20) and retail optimization costs (Q3 '20)
- Loan loss provision for pandemic related ACL
  - No impact to Q4 '20, $0.07 impact to Q3 '20
- $0.01 of pandemic expenses (Q4 '20, Q3 '20)

Pre-Tax, Pre-Provision Earnings(1)

Up 10%, or $8mm from Q3 '20, impacted primarily by:

- NII up 4% driven by forgiveness of PPP loans
- Fee-based revenues up 10%, reflective of record wealth management fees and mortgage banking income

Down 6%, or $5mm from Q4 '19, impacted primarily by:

- NII consistent, PPP income offsets lower interest rates
- Noninterest expense, adjusted(1) up $3mm due to Park acquisition and pandemic
- Fee-based revenues down $1mm due to lower transaction volumes as a result of the pandemic

HIGHER REVENUES & LOWER CREDIT COSTS;
RESULTS CONTINUE TO BE IMPACTED BY PANDEMIC AND LOWER RATES

Amounts in millions, except per share data

Note: See the accompanying "Non-GAAP Financial Information," "Glossary of Terms" and "Footnotes" slides for details on the calculations of these metrics, definitions of certain terms, and footnotes used.

First Midwest Bancorp, Inc. 2

3 Pre-Tax, Pre-Provision Earnings(1) Down 14%, or $48mm from 2019, impacted primarily by: • Noninterest expense, adjusted(1) up $35mm, or 8%, due to Park acquisition, pandemic, mortgage commissions, and organizational growth • NII down $9mm, or 2%, reflective of lower interest rates, partially offset by PPP income and lower cost of funds • Fee-based revenues down $4mm, or 2%, reflective of lower transaction volumes and fee assistance programs due to the pandemic, partly offset by record mortgage banking income and wealth management fees Amounts in millions, except per share data Note: See the accompanying "Non-GAAP Financial Information," "Glossary of Terms" and "Footnotes" slides for details on the calculations of these metrics, definitions of certain terms, and footnotes used. RESULTS IMPACTED BY PANDEMIC AND LOWER RATE ENVIRONMENT Earnings EPS of $0.87, down 52% from 2019; impacted by the pandemic and optimization strategies • $0.25 of retail and balance sheet optimization costs • $0.09 of A&I related expenses • $0.03 income tax benefits partly offset • $0.42 of loan loss provision for pandemic related ACL • $0.04 of pandemic expenses and fee assistance programs Earnings Per Share Pre-Tax, Pre-Provision Earnings(1) $291 $333 FULL YEAR 2020 EARNINGS HIGHLIGHTS $285 $1.64 $1.33 $1.82

Highlights 4 4.85% 4.57% 3.89% 3.74% 3.93%3.98% 3.86% 3.77% C&I Agricultural Owner-occupied CRE Investor CRE Consumer PPP Loan Yield Loans Yield, excluding PPP Q4 '19 Q1 '20 Q2 '20 Q3 '20 Q4 '20 LOANS Portfolio growth impacted by elevated borrower liquidity and paydowns due to the pandemic • Up 4% from Q3 '20, excluding PPP – Corporate down 2%, strong production more than offset by paydowns – Consumer up 19% – 3% organic growth – 16% purchase of high quality 1-4 family mortgages as a result of security cash flow remix • Up 9% from Q4 '19, excluding PPP, 2% excluding Park acquisition • PPP of $786mm; down from $1.2bn in Q3 '20 due to forgiveness; increasing loan yields by 16bps • Mix continues to be well-diversified $14,751 $12,842 Corporate Loans $13,457 $14,653 Dollars in millions Note: See the accompanying "Non-GAAP Financial Information," "Glossary of Terms," and "Footnotes" slides for details on the calculation of these metrics, definitions of certain terms, and footnotes used. $13,964 $13,754 $14,934 $13,966 2021 Outlook Mid-single digit loan growth; PPP will further impact

5 Sector $ %(2) Risk Mitigants Recreation / Entertainment $220 1.6% Very granular, real estate secured Hotels 160 1.1% All major brands, avg. LTV 50% Restaurants 100 0.8% Very granular, real estate secured Total $480 3.5% Investor CRE: Retail $460 3.3% Service oriented strip centers Office 410 2.9% Diversified, largely suburban Leveraged Finance 370 2.7% Granular, relationship equity sponsors LOAN DIVERSIFICATION - CORPORATE DIVERSIFICATION & GRANULARITY LIMIT RISK; 97% OF ELEVATED RISK SECTORS PERFORMING, LESS THAN 2% REMAINING WITH A DEFERRAL Elevated Risk (both C&I and CRE categories) C&I CRE Agricultural Healthcare Services / Hospitals Senior Housing Office, Industrial, and Other Investor CRE Agricultural Construction Multi-family Owner Occupied CRE Other C&I Leveraged Finance Elevated Risk Retail CRE $9.8bn(2) 70% of Total Loans, excl PPP(2) 33% C&I / 34% CRE / 3% Agricultural Other Areas of Focus Dollar amounts in millions unless otherwise noted Note: See the accompanying "Glossary of Terms" and "Footnotes" slides for details on the definitions of certain terms and footnotes used.

LOAN DEFERRALS

Loan Deferrals by Sector *

Sector	First Round #	First Round Total $mm	First Round Total % of Portfolio[(2)]	Second Round #	Second Round Total $mm	Second Round Total % of Portfolio[(2)]	Deferrals as of December 31, 2020 $mm	Deferrals as of December 31, 2020 % of Portfolio
Corporate								
Hotels	45	$137	88%	19	$89	57%	$2	1%
Recreation / Entertainment	58	108	49%	16	59	27%	1	—%
Restaurants	122	58	55%	36	18	17%	4	4%
Total Elevated Risk Sectors	225	303	63%	71	166	34%	7	1%
Franchise	265	194	67%	47	37	13%	8	3%
Retail CRE	131	256	56%	20	53	12%	4	1%
Office, Industrial, and Other Investor CRE	236	215	18%	49	49	4%	19	2%
Owner Occupied CRE	300	188	21%	37	26	3%	17	2%
Construction	42	80	13%	6	6	1%	1	—%
Multi-family	105	99	11%	16	10	1%	1	—%
Healthcare Services / Hospitals	528	172	21%	7	3	—%	7	1%
Senior Housing	1	15	4%	—	—	—%	—	—%
Agricultural	18	12	3%	—	—	—%	—	—%
Leveraged Finance	1	5	1%	—	—	—%	—	—%
All other corporate	1,076	151	5%	82	10	—%	6	—%
Total Corporate	2,928	1,690	17%	335	360	4%	70	1%
Consumer								
1-4 Family / HELOC	826	249	7%	172	57	2%	24	1%
Other Installment	2,189	24	6%	448	6	2%	3	1%
Total Consumer	3,015	273	8%	620	63	2%	27	1%
Total	5,943	$1,963	16%	955	$423	3%	$97	1%

ABSENCE OF DEFERRALS REFLECTIVE OF IMPROVING ENVIRONMENT

***Percentages reflect portion of outstanding balances within a sector with a deferral**
Dollar amounts in millions unless otherwise noted
Note: See the accompanying "Non-GAAP Financial Information," "Glossary of Terms" and "Footnotes" slides for details on the calculations of these metrics, definitions of certain terms, and footnotes used.

First Midwest Bancorp, Inc. 6

LOAN DIVERSIFICATION - CONSUMER



$4.2bn(2)
30% of Total Loans, excl PPP(2)
Home Equity
Avg. FICO - 765
Avg. LTV - 71%
Other Installment
Avg. FICO - 761
1-4 Family
Avg. FICO - 778
Avg. LTV - 68%
Elevated Risk

Sector	$	%(2)	Risk Mitigants
Unsecured Installment	$220	1.6%	Targeted program to prime borrowers: • ~90% have FICO > 700 • granular - avg loan size ~$9k • average yield ~8% • no sub-prime • improved performance reflective of tightened underwriting in '19

HIGH QUALITY CREDIT - GEOGRAPHICALLY DISPERSED

Dollar amounts in millions unless otherwise noted

Note: See the accompanying "Glossary of Terms" and "Footnotes" slides for details on the definitions of certain terms and footnotes used.

First Midwest Bancorp, Inc. 7

8 • Credit performance stable – NPA metric, excluding PCD & PPP(1) loans of 0.96%, reflective of normalized range • Performing loans classified as substandard and special mention largely reflective of migration within elevated sectors – Substandard loans 3.65% of corporate loans, excluding PPP loans, up from 3.14% in Q3 '20 and 1.89% from Q2 '20 due to the pandemic; elevated risk sectors comprise: ◦ ~33%, or $117mm, of total substandard ◦ ~60% of migration from Q2 '20 ◦ Trend reflective of proactive reviews focused on early remediation ASSET QUALITY 109 123 132 0.85% 1.11% 1.11% 0.93% 0.96% NPAs, excluding PCD PCD NPAs NPA / Loans + Foreclosed Assets NPA / Loans + Foreclosed Assets, excluding PCD & PPP Loans Q4 '19 Q1 '20 Q2 '20 Q3 '20 Q4 '20 0.00% 1.00% 2.00% Non-performing Assets Highlights Performing Loans Classified as Substandard and Special Mention 189 395 409 189 312 357 1.97% 3.99% 4.19% 3.65% Special Mention Substandard Special Mention / Corporate Loans, excluding PPP loans Substandard / Corporate Loans, excluding PPP loans Q4 '19 Q1 '20 Q2 '20 Q3 '20 Q4 '20 0.00% 2.00% 4.00% 6.00% (1) CREDIT PERFORMANCE STABLE AWAY FROM EXPECTED RISK RATING MIGRATION Dollar amounts in millions Note: See the accompanying "Non-GAAP Financial Information," "Glossary of Terms," and "Footnotes" slides for details on the calculation of these metrics, definitions of certain terms, and footnotes used. $109 $163 $164 (1) (1) 3.14% 1.97%

9 147 153 37 31 63 0.85% 1.67% 1.83% 1.77% ACL - Other PCD Pandemic Allowance / Loans Allowance / Loans, excluding PPP loans Q4 '19 Q1 '20 Q2 '20 Q3 '20 Q4 '20 0.00% 1.00% 2.00% ALLOWANCE - WELL RESERVED Highlights Allowance Net Charge-offs to Average Loans, excl PPP(1)(3) 0.33% 0.37% 0.38% 0.46% 0.31% PCD Consumer Corporate Q4 '19 Q1 '20 Q2 '20 Q3 '20 Q4 '20 0.00% 0.10% 0.20% 0.30% 0.40% 0.50% NCOs to average loans of 0.12%, excluding PCD and PPP(1)(3), significantly improved from to prior periods • $6mm - PCD loans fully reserved • $4mm - legacy loans – Installment includes targeted, high-yielding (~8% average) unsecured product; contributes 6 to 11 bps to NCO rate ◦ NCOs trending favorable with tightening of underwriting standards in Q4 '19 Robust ACL levels consistent with Q3 '20 in light of environment uncertainty • 1.77%, excluding PPP(1) • 1.57% excluding PCD and PPP loans(1) • $31mm PCD reserve, representing 15% of PCD loans • ~40 bps, or $63mm, of ACL reflective of pandemic uncertainty $247 109 0.26% 0.12% (1) 63 Dollar amounts in millions Note: See the accompanying "Non-GAAP Financial Information," "Glossary of Terms," and "Footnotes" slides for details on the calculation of these metrics, definitions of certain terms, and footnotes used. 1.68% 2021 Outlook - excludes PCD and PPP • NCOs increase towards higher end of normalized range of 25-40bps; concentrated to second half of '21 • Provision continues at or below Q4 '20 run rate levels in first half of '21 • ACL returns to pre-pandemic levels by '22; quarterly volatility expected

Highlights 10 • Average deposits of $16bn, consistent with Q3 '20 and up 19% from Q4 '19, reflecting: – Higher customer balances due to PPP funds and government stimulus – Park Bank acquisition (Q4 '19) • Mix of 55% retail, 34% commercial, 11% public, due to PPP funds • Loans to deposits of 92% • Cost of deposits decreased 6bps due primarily to lower rate environment and the increase in demand deposits • Cost of deposits ~10bps less than peers(4) – Historically our advantage ranges ~10-35bps over the past 10 years DEPOSITS 0.71% 0.62% 0.36% 0.28% 0.59% 0.51% 0.26% 0.17% 0.11% Demand Savings NOW Money Market Time Peer Cost of Deposits Cost of Deposits Q4 '19 Q1 '20 Q2 '20 Q3 '20 Q4 '20 Dollars in millions Balances shown are QTD averages Note: See the accompanying "Non-GAAP Financial Information," "Glossary of Terms," and "Footnotes" slides for details on the calculation of these metrics, definitions of certain terms, and footnotes used. 87% Core $15,937 $13,411 $15,422 $13,386 $15,801 (4) 2021 Outlook Dependent upon economic conditions, customer behavior, and stimulus; PPP will further impact

Highlights 11 $148 $144 $145 $143 $148 $10 $7 $7 $8 $8 3.72% 3.54% 3.13% 2.95% 3.14% 3.48% 3.37% 2.98% 2.79% 2.98% NII Accretion NIM NIM, adjusted Q4 '19 Q1 '20 Q2 '20 Q3 '20 Q4 '20 Q4 '19 Q1 '20 Q2 '20 Q3 '20 Q4 '20 Total average interest-earning assets $ 15,969 $ 16,431 $ 18,777 $ 19,430 $ 18,881 NET INTEREST INCOME • NII up 4% from Q3 '20 and consistent with Q4 '19, impacted by lower yields – PPP loans added $8mm from Q3 '20, $15mm from Q4 '19 – Accretion consistent with Q3 '20, down $2mm from Q4 '19 • NIM, adjusted(1) of 2.98%, stable to Q3 '20 away from PPP loan forgiveness; down 50bps from Q4 '19 impacted by: – Lower yields partially offset by lower costs of funds and PPP loans (Q4 '19) Dollars in millions Note: See the accompanying "Non-GAAP Financial Information," "Glossary of Terms," and "Footnotes" slides for details on the calculation of these metrics, definitions of certain terms, and footnotes used. Trend and Composition (1)(1) 2021 Outlook • Relatively stable NII • NIM ~3% for the year - excluding accretion and PPP • Scheduled accretion of ~$16mm • ~$15mm from '20 PPP program; mostly first half of'21 • $10-$15mm for '21 PPP program; weighted heavier to second half of '21

Highlights 12 Wealth management Deposit service charges Mortgage banking Card-based Capital market products income Other noninterest income Q4 '19 Q1 '20 Q2 '20 Q3 '20 Q4 '20 • Up 12% from Q3 '20 and down 3% from Q4 '19 away from swap termination costs and securities gains – Record wealth management fees up 6% and 9% from Q3 '20 and Q4 '19, respectively – Record mortgage banking income up 38% and 122% from Q3 '20 and Q4 '19, respectively; higher volume and pricing – As environment recovers, consumer service charges and capital markets will recover Dollars in millions Note: See the accompanying "Non-GAAP Financial Information," "Glossary of Terms," and "Footnotes" slides for details on the calculation of these metrics, definitions of certain terms, and footnotes used. NONINTEREST INCOME (5) Trend and Composition $46 $45 $40$41 Periods Ended Q4 '19 Q1 '20 Q2 '20 Q3 '20 Q4 '20 Noninterest income as reported $ 46 $ 40 $ 33 $ 40 $ 27 Swap termination costs — — — 14 18 Net securities losses (gains) — 1 — (14) — Noninterest income, adjusted(1) $ 46 $ 41 $ 33 $ 40 $ 45 $33 2021 Outlook • High-single digit growth from '20; mid-single digit growth from '19, excluding swap termination and net securities gains

NONINTEREST EXPENSE

Trend and Composition

	Periods Ended				
	Q4 '19	Q1 '20	Q2 '20	Q3 '20	**Q4 '20**
Noninterest expense as reported	$ 117	$ 117	$ 120	$ 131	**$ 118**
Optimization Costs	—	—	—	(18)	**(1)**
A&I Related Expenses	(5)	(5)	(5)	(1)	**(2)**
Delivering Excellence costs[6]	(1)	—	—	—	**—**
Noninterest expense, adjusted[1]	$ 111	$ 112	$ 115	$ 112	**$ 115**



$111
$112
$115
$112
$115
2.47%
2.44%
2.32%
2.19%
2.29%
Q4 '19
Q1 '20
Q2 '20
Q3 '20
Q4 '20
Salaries & Benefits
Professional services
Other noninterest expense (7)
Occupancy & Equipment
Technology
Noninterest expense, adj. to average assets excluding PPP (1)(2)

Highlights

- Noninterest expense, adjusted[1] of $115mm, up 3% from both Q3 '20 and Q4 '19, impacted by:
  - Higher mortgage related commissions partly offset by deferred loan salaries, advertising, and OREO expenses (Q3 '20 and Q4 '19)
  - Higher salaries and wages due to the timing of accruals and valuations (Q3 '20)
  - Higher operating costs due to acquisitions, expanded technology investment, and pandemic related costs (Q4 '19)
- Full year '20 reflects controlled noninterest expense, adjusted to average assets excluding PPP[1][3] down 6% from '19

2021 Outlook

- **Relatively stable away from $6mm of additional mortgage loan servicing expenses - seasonally impacted**
- **Work continues to identify further process efficiency benefits**

Dollars in millions

Note: See the accompanying "Non-GAAP Financial Information," "Glossary of Terms," and "Footnotes" slides for details on the calculation of these metrics, definitions of certain terms, and footnotes used.

First Midwest Bancorp, Inc. 13

OPTIMIZATION STRATEGIES

Proactive Response to Current Environment

Balance Sheet

Remixed mortgage-backed securities cash flows to high quality 1-4 family mortgages

- Utilized excess liquidity to purchase $600mm, net of 1-4 family mortgage loans
- High-quality jumbo mortgages with average FICO >770

Terminated $510mm of swaps and reduced future borrowings

- Long-term pay fixed swap termination as a result of excess liquidity in light of market conditions
- Expected to reduce borrowed funds in Q1 '21 and future borrowings which were hedged to terminated swaps
- $18mm of pre-tax swap termination costs in Q4 '20
- $1.1bn of swaps terminated in Q3 '20 with a total cost of $14mm; expected to add $5mm in pre-tax income to '21

Expected Run Rate Impact

Collectively add ~$26mm of pre-tax income to '21:

- Mortgage purchases add ~$18mm ($24mm to NII partly offset by $6mm of servicing expense)
- Swap terminations add ~$8mm to NII

Retail

Q3 '20 initiated consolidation of 17 branches in 2021, representing 15% of our branch network

- Nearly all locations to be consolidated are within close proximity to another First Midwest branch; minimal customer attrition
- Approximately half have been closed over the past six months due to the pandemic
- $1.5mm of pre-tax one-time costs recognized in Q4 '20 and $18mm recognized in Q3 '20, earn back of ~2 years

Reduces pre-tax expense by ~$8mm in '21, ~$9mm thereafter

Dollars in millions

Note: See the accompanying "Glossary of Terms" and "Footnotes" slides for details on the definitions of certain terms and footnotes used.

First Midwest Bancorp, Inc. 14

CAPITAL

	Q4 '19	Q1 '20	Q2 '20	Q3 '20	**Q4 '20**
Regulatory Capital Ratios:					
• **CET1 capital to RWA**	10.52%	9.64%	9.70%	9.97%	**10.06%**
• **Tier 1 capital to RWA**	10.52%	9.64%	11.19%	11.48%	**11.55%**
• **Total capital to RWA**	12.96%	12.00%	13.70%	14.06%	**14.14%**

Robust Capital Levels


Excess Capital Above Conservation Buffer
CET1 Capital
4.50%
7.0%
10.06%
$471mm
Tier 1 Capital
6.00%
8.50%
11.55%
$470mm
Total Capital
8.00%
10.5%
14.14%
$560mm
Minimum Requirement
FMBI
Capital Conservation Buffer

Highlights

- Capital ratios reflect:
  - Issuance of $231mm of preferred stock in Q2 '20; impacted total and Tier 1 capital ratios
  - Retained earnings and mix of risk-weighted assets
  - Q4 '20 dividend of $0.14 per common share, consistent with Q3 '20 and Q4 '19
- **Strong excess capital position, solid operating leverage and credit reserves**
  - **Capital levels remain sufficient in a severely adverse economic scenario**
  - **Consistent with mid-size, regional, and national peers**
- Elected CECL transition for regulatory capital relief in 2020
  - Retains ~30bps of CET1 and tier 1 capital

2021 Outlook

Strong capital provides flexibility to navigate the impact of the pandemic and execute on our corporate priorities

Note: See the accompanying "Glossary of Terms" and "Footnotes" slides for details on the definitions of certain terms and footnotes used.

First Midwest Bancorp, Inc. 15

16 OUTLOOK RECAP - FULL YEAR 2021 Note: See the accompanying "Non-GAAP Financial Information," "Glossary of Terms," and "Footnotes" slides for details on the calculation of these metrics, definitions of certain terms, and footnotes used. We offer commentary on factors influencing FY2021 outlook for key categories. Guidance below is dependent upon the duration and severity of the pandemic and the effectiveness of fiscal support. Earning Assets and Deposits • Mid-single digit loan growth; securities stable • Deposits dependent upon economic conditions, customer behavior, and stimulus • PPP will further impact NII and NIM • Relatively stable NII • NIM, adjusted(1)~3% for the year, excluding accretion and PPP • Scheduled accretion of ~$16mm • ~$15mm from '20 PPP program; mostly first half of '21 • '21 PPP program likely $10-$15mm; magnitude and timing estimable by end of Q1 '21, weighted heavier to the second half of '21 as forgiveness occurs Noninterest Income (excludes swap terminations and net securities gains) • High-single digit growth from '20; mid-single digit growth from '19 ◦ Higher growth areas: service charges, card and capital markets; lower growth areas mortgage and wealth reflective of record '20 levels – seasonally impacted • Dependent upon length and severity of the pandemic and customer behavior Noninterest Expense, Adjusted • Relatively stable away from ~$6mm of additional mortgage loan servicing expenses – seasonally impacted • Work continues to identify further process efficiency benefits Asset Quality, excluding PCD and PPP • NCOs expected to increase towards higher end of normalized range of 25-40 bps; concentrated to second half of '21 • Provision expected to continue at or below Q4 '20 run rate levels in first half of '21 • ACL expected to return to pre-pandemic levels by '22; quarterly volatility expected • Dependent upon economic conditions, customer behavior, and stimulus Taxes • Effective tax rate ~25% Capital • Strong capital provides flexibility to navigate the impact of the pandemic and execute on our corporate priorities

17 FINANCIAL RESULTS Q4 '19 Q1 '20 Q2 '20 Q3 '20 Q4 '20 Net Interest Income $ 148 $ 144 $ 145 $ 143 $ 148 Loan Loss Provision 10 40 33 16 11 Noninterest Income 46 40 33 26 28 Net Securities (Losses) Gains — (1) — 14 — Noninterest Expense 117 117 120 131 118 Income before Income Taxes 67 26 25 36 47 Income Tax Expense 16 6 6 8 5 Net Income $ 51 $ 20 $ 19 $ 28 $ 42 Preferred dividends — — (4) (4) (4) Net Income Applicable to Common Shares $ 51 $ 20 $ 15 $ 24 $ 38 EPS $ 0.47 $ 0.18 $ 0.16 $ 0.21 $ 0.33 EPS, Adjusted(1) $ 0.51 $ 0.22 $ 0.19 $ 0.33 $ 0.43 ROATCE(3) 14.4% 5.7% 5.3% 6.7% 10.4 % ROATCE, Adjusted(1)(3) 15.5% 6.9% 6.4% 10.5% 13.5 % Noninterest Expense , adjusted to Average Assets, excluding PPP Loans(1)(3) 2.5% 2.4% 2.3% 2.2% 2.3 % Efficiency Ratio(1) 56% 60% 64% 60% 59 % Dollars in millions, except per share data Note: See the accompanying "Non-GAAP Financial Information," "Glossary of Terms," and "Footnotes" slides for details on the calculation of these metrics, definitions of certain terms, and footnotes used.

18 Note: See the accompanying "Glossary of Terms" slide for definitions of certain terms used. FORWARD-LOOKING STATEMENTS This presentation, as well as any oral statements made by or on behalf of First Midwest, may contain certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by the use of words such as "may," "might," "will," "would," "should," "could," "expect," "plan," "intend," "anticipate," "believe," "estimate," "outlook," "predict," "project," "probable," "potential," "possible," "target," "continue," "look forward," or "assume" and words of similar import. Forward-looking statements are not historical facts or guarantees of future performance but instead express only management's beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of management's control. It is possible that actual results and events may differ, possibly materially, from the anticipated results or events indicated in these forward-looking statements. First Midwest cautions you not to place undue reliance on these statements. Forward-looking statements speak only as of the date made, and First Midwest undertakes no obligation to update any forward-looking statements. Forward-looking statements may be deemed to include, among other things, statements relating to First Midwest's future financial performance, including the related outlook for 2021, the performance of First Midwest's loan or securities portfolio, the expected amount of future credit reserves or charge-offs, corporate strategies or objectives, including the impact of certain actions and initiatives, anticipated trends in First Midwest's business, regulatory developments, acquisition transactions, estimated synergies, cost savings and financial benefits of announced or completed transactions, growth strategies, including possible future acquisitions, and the continued or potential effects of the COVID-19 pandemic on our business, financial condition, liquidity, loans, asset quality and results of operations. These statements are subject to certain risks, uncertainties and assumptions, including the duration, extent and severity of the COVID-19 pandemic, and the pandemic's continued effects on our business, operations and employees, as well as on our customers and service providers, and on economies and markets more generally and other risks, uncertainties and assumptions that are discussed under the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in First Midwest's Annual Report on Form 10-K for the year ended December 31, 2019, and in First Midwest's subsequent filings made with the Securities and Exchange Commission ("SEC"). These risks and uncertainties are not exhaustive, and other sections of these reports describe additional factors that could adversely impact First Midwest's business and financial performance.

19 APPENDIX

REGAINING MOMENTUM

Continue to assess our workplace approach

~60% of branches fully open and 164 ATMs operating at full capacity

Helped ~9,000 clients through payment deferrals and fee assistance programs

Funded over $1.2bn of PPP loans for ~6,700 clients; impacted the lives of ~150,000 small business employees and their families; participating in 2nd round program

Committed $2.5mm to supporting our communities

Supporting Our Colleagues

- Enhanced health insurance programs and access to retirement benefits to provide greater flexibility, coverage and additional support
- Expanded paid time off programs
- Added provisions for emergency medical and hardship loans

Supporting Our Clients

- Branches accessible with enhanced health and safety protocols
- Reopening of certain branch lobbies
- Offering payment deferral and fee assistance programs and services:
  - Consumer, mortgage, auto loan deferrals and fee assistance
  - Commercial loan deferrals and fee assistance
  - Suspension of foreclosure and repossession actions
- Ongoing participation in the SBA's Paycheck Protection Program

Supporting Our Communities

- $2.5mm contribution from the First Midwest Charitable Foundation
- Aiding individuals and families through affordable housing and financial sustainability and supporting small businesses
- Enhanced matching gifts programs to support colleague donations

LEVERAGING OUR STRENGTHS TO SUPPORT OUR CLIENTS AND COMMUNITIES

Note: See the accompanying "Glossary of Terms" and "Footnotes" slides for details on the definitions of certain terms and footnotes used.

First Midwest Bancorp, Inc. 20

21 SUPPORTING OUR CLIENTS - PPP RESPONSE Dollar amounts in millions unless otherwise noted Note: See the accompanying "Glossary of Terms" and "Footnotes" slides for details on the calculations of the definitions of certain terms and footnotes used. Highlights Approved 6,700 applications for $1.2bn 95% existing FMB clients; 5% new clients (count) Average loan size of $178,000 vs. median of $45,000; reflects concentration to small business customers Weighted-average gross fees of 3% Application Status # $ Approved 2,250 $310 Submitted to SBA 350 $35 Paperwork in Process 950 $155 2021 Second Round PPP 2020 First Round PPP • Submitted over 2,000 applications to SBA on day one • >80% of applicants have existing FMBI PPP loan; remaining mix of prospects and first time PPP recipients Highlights Forgiveness Approved & Funds Received 40% Submitted to SBA 20 Paperwork in Process 20 Not started 20

Highlights 22 STRONG FUNDING AND LIQUIDITY Funding Profile data reflects QTD averages Note: See the accompanying "Glossary of Terms" and "Footnotes" slides for details on the definitions of certain terms and footnotes used. Funding Profile • $16bn of very stable long-term deposit base is primary source of liquidity • Over $8bn in additional funding sources provide ample capacity to support our clients, colleagues, and communities – ~$5bn comprised of unencumbered securities and cash, FHLB capacity and Fed availability - meaningfully higher than undrawn client commitments • PPP demand self-funded; available PPPLF not utilized Demand | 33% Interest-bearing transactions | 46% Time | 12% Borrowed funds | 9% Core Deposits Time Deposits Borrowed Funds AMPLE LIQUIDITY PROVIDES FLEXIBILITY TO MEET EXPECTED DEMAND

23 NON-GAAP FINANCIAL INFORMATION Note: See the accompanying "Glossary of Terms" slide for definitions of certain terms used. The Company's accounting and reporting policies conform to U.S. GAAP and general practices within the banking industry. As a supplement to GAAP, the Company provides non-GAAP performance results, which the Company believes are useful because they assist investors in assessing the Company's operating performance. These non-GAAP financial measures include EPS, adjusted, the efficiency ratio, tax-equivalent NII (including its individual components), tax-equivalent NIM, tax-equivalent NIM, adjusted, noninterest expense, adjusted, ROATCE, ROATCE, adjusted, non-accrual loans, excluding PCD loans, 30-89 days past due loans, excluding PCD loans, NPAs to total loans plus foreclosed assets, excluding PPP loans, NPAs to total loans plus foreclosed assets, excluding PCD and PPP loans, NCOs, excluding PCD loans, NCOs to average loans, excluding PPP loans, NCOs to average loans, excluding PCD and PPP loans, and pre-tax, pre-provision earnings, adjusted. The Company presents EPS, the efficiency ratio, and ROATCE, all adjusted for certain significant transactions. These transactions include income tax benefits (fourth quarter of 2020), optimization costs (fourth and third quarters of 2020), swap termination costs (fourth and third quarters of 2020), acquisition and integration related expenses associated with completed and pending acquisitions (all periods), net securities gains (losses) (first and third quarters of 2020), and Delivering Excellence implementation costs (all periods in 2019). In addition, net OREO expense is excluded from the calculation of the efficiency ratio. Management believes excluding these transactions from EPS, the efficiency ratio, and ROATCE may be useful in assessing the Company's underlying operational performance since these transactions do not pertain to its core business operations and their exclusion may facilitate better comparability between periods. Management believes that excluding acquisition and integration related expenses from these metrics may be useful to the Company, as well as analysts and investors, since these expenses can vary significantly based on the size, type, and structure of each acquisition. Additionally, management believes excluding these transactions from these metrics may enhance comparability for peer comparison purposes. Income tax expense, provision for loan losses, and the certain significant transactions listed above are excluded from the calculation of pre-tax, pre-provision earnings, adjusted due to the fluctuation in income before income tax and the level of provision for loan losses required based on the estimated impact of the pandemic on the ACL. Management believes pre-tax, pre-provision earnings, adjusted may be useful in assessing the Company's underlying operational performance and their exclusion may facilitate better comparability between periods and for peer comparison purposes. The Company presents noninterest expense, adjusted, which excludes optimization costs, acquisition and integration related expenses, and Delivering Excellence implementation costs. Management believes that excluding these items from noninterest expense may be useful in assessing the Company’s underlying operational performance as these items either do not pertain to its core business operations or their exclusion may facilitate better comparability between periods and for peer comparison purposes. The tax-equivalent adjustment to NII and NIM recognizes the income tax savings when comparing taxable and tax-exempt assets. Interest income and yields on tax-exempt securities and loans are presented using the current federal income tax rate of 21%. Management believes that it is standard practice in the banking industry to present NII and NIM on a fully tax-equivalent basis and that it may enhance comparability for peer comparison purposes. In addition, management believes that presenting tax-equivalent NIM, adjusted, may enhance comparability for peer comparison purposes and is useful to the Company, as well as analysts and investors, since acquired loan accretion income may fluctuate based on the size of each acquisition, as well as from period to period. In management's view, tangible common equity measures are capital adequacy metrics that may be meaningful to the Company, as well as analysts and investors, in assessing the Company's use of equity and in facilitating comparisons with peers. These non-GAAP measures are valuable indicators of a financial institution's capital strength since they eliminate intangible assets from stockholders' equity and retain the effect of accumulated other comprehensive loss in stockholders' equity. The Company presents NPAs to total loans plus foreclosed assets, NCOs, and NCOs to average loans, all excluding PCD and/or PPP loans. Management believes excluding PCD and PPP loans is useful as it facilitates better comparability between periods. Prior to the adoption of CECL on January 1, 2020, PCI loans with an accretable yield were considered current and were not included in past due and non-accrual loan totals and the portion of PCI loans deemed to be uncollectible was recorded as a reduction of the credit-related acquisition adjustment, which was netted within loans. Subsequent to adoption, PCD loans, including those previously classified as PCI, are included in past due and non-accrual loan totals and an ACL on PCD loans is established as of the acquisition date and the PCD loans are no longer recorded net of a credit-related acquisition adjustment. PCD loans deemed to be uncollectible are recorded as a charge-off through the ACL. The Company began originating PPP loans during the second quarter of 2020 and the loans are expected to be forgiven by the Small Business Administration ("SBA") if employee retention criteria are met and funds are used for eligible expenses. Additionally, management believes excluding PCD and PPP loans from these metrics may enhance comparability for peer comparison purposes. Although intended to enhance investors' understanding of the Company's business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP. In addition, these non-GAAP financial measures may differ from those used by other financial institutions to assess their business and performance. See the previously provided tables and the following reconciliations in the "Non-GAAP Reconciliations" section for details on the calculation of these measures to the extent presented herein.

NON-GAAP FINANCIAL INFORMATION

	Quarters Ended				
	December 31, 2019	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020
Earnings Per Share					
Net income	$ 52,121	$ 19,606	$ 19,064	$ 27,623	$ 41,605
Dividends and accretion on preferred stock	—	—	(1,037)	(4,033)	(4,034)
Net income applicable to non-vested restricted shares	(424)	(192)	(187)	(236)	(369)
Net income applicable to common shares	51,697	19,414	17,840	23,354	37,202
Adjustments to net income:					
Income tax benefits	—	—	—	—	(3,639)
Swap termination costs	—	—	—	14,285	17,567
Tax effect of swap termination costs	—	—	—	(3,571)	(4,392)
Optimization costs	—	—	—	18,376	1,493
Tax effect of optimization costs	—	—	—	(4,594)	(373)
Net securities losses (gains)	—	1,005	—	(14,328)	—
Tax effect of net securities losses (gains)	—	(251)	—	3,582	—
A&I related expenses	5,258	5,472	5,249	881	1,860
Tax effect of A&I related expenses	(1,315)	(1,368)	(1,312)	(220)	(465)
Delivering Excellence implementation costs[6]	223	—	—	—	—
Tax effect of Delivering Excellence implementation costs	(56)	—	—	—	—
Total adjustments to net income	4,110	4,858	3,937	14,411	12,051
Net income applicable to common shares, adjusted	$ 55,807	$ 24,272	$ 21,777	$ 37,765	$ 49,253
Weighted-average diluted common shares outstanding	109,578	110,365	113,336	113,436	113,604
Diluted EPS	$ 0.47	$ 0.18	$ 0.16	$ 0.21	$ 0.33
Diluted EPS, adjusted[8]	$ 0.51	$ 0.22	$ 0.19	$ 0.33	$ 0.43

Amounts in thousands, except per share data
Note: See the accompanying "Glossary of Terms" and "Footnotes" slides for definitions of certain terms used and footnotes.

First Midwest Bancorp, Inc. 24

NON-GAAP FINANCIAL INFORMATION

	Quarters Ended				
	December 31, 2019	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020
Pre-Tax, Pre-Provision Earnings					
Net Income	$ 52,121	$ 19,606	$ 19,064	$ 27,623	$ 41,605
Income tax expense	16,392	6,468	6,182	8,690	5,743
Provision for credit losses	9,594	39,532	32,649	15,927	10,507
Pre-Tax, Pre-Provision Earnings	78,107	$ 65,606	$ 57,895	$ 52,240	$ 57,855
Adjustments to pre-tax, pre-provision earnings:					
Optimization costs	—	—	—	18,376	1,493
Swap termination costs	—	—	—	14,285	17,567
Net securities losses (gains)	—	1,005	—	(14,328)	—
A&I related expenses	5,258	5,472	6,249	881	1,860
Delivering Excellence implementation costs[6]	223	—	—	—	—
Total adjustments	5,481	6,477	6,249	19,214	20,920
Pre-Tax, Pre-Provision Earnings, adjusted	$ 83,588	$ 72,083	$ 64,144	$ 71,454	$ 78,775
Loan Yield					
Tax-equivalent loan interest income[9]	$ 155,863	$ 148,420	$ 141,320	$ 138,861	$ 141,669
Less: accretion	(9,657)	(6,946)	(6,999)	(7,960)	(7,603)
Tax-equivalent loan interest income, adjusted	$ 146,206	$ 141,474	$ 134,321	$ 130,901	$ 134,066
Average loans	$ 12,753,436	$ 13,073,752	$ 14,617,247	$ 14,753,665	$ 14,348,665
Loan yield	4.85 %	4.57 %	3.89 %	3.74 %	3.93 %
Loan yield, excluding accretion	4.55 %	4.35 %	3.66 %	3.53 %	3.72 %
Noninterest Income, adjusted					
Noninterest income	$ 46,496	$ 39,362	$ 32,991	$ 40,585	$ 27,715
Swap termination costs	—	—	—	14,285	17,567
Net securities losses (gains)	—	1,005	—	(14,328)	—
Noninterest income, adjusted	$ 46,496	$ 40,367	$ 32,991	$ 40,542	$ 45,282

Amounts in thousands, except per share data

Note: See the accompanying "Glossary of Terms" and "Footnotes" slides for definitions of certain terms used and footnotes.

First Midwest Bancorp, Inc. 25

NON-GAAP FINANCIAL INFORMATION

	Quarters Ended				
	December 31, 2019	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020
Tax-Equivalent NII / NIM					
NII	$ 148,359	$ 143,575	$ 145,234	$ 142,729	$ 148,111
Tax-equivalent adjustment	1,352	1,153	1,155	1,092	1,352
Tax-equivalent NII(3)(9)	149,711	144,728	146,389	143,821	149,141
Less: accretion	(9,657)	(6,946)	(6,999)	(7,960)	(7,603)
Tax-equivalent NII, adjusted	$ 140,054	$ 137,782	$ 139,390	$ 135,861	$ 141,538
Average interest-earning assets	$ 15,969,287	$ 16,431,320	$ 18,766,796	$ 19,430,370	$ 18,881,261
NIM(3)(9)	3.72 %	3.54 %	3.13 %	2.95 %	3.14 %
NIM, adjusted(3)(9)	3.48 %	3.37 %	2.98 %	2.79 %	2.98 %
Return on Average Tangible Common Equity					
Net income applicable to common shares	$ 51,697	$ 19,414	$ 17,840	$ 23,354	$ 37,202
Intangibles amortization	2,744	2,770	2,820	2,810	2,807
Tax effect of intangibles amortization	(686)	(693)	(705)	(703)	(702)
Total adjustments to net income(8)	4,110	4,858	3,937	14,411	12,051
Net income applicable to common shares, excluding intangibles amortization, adjusted(8)	$ 57,865	$ 26,349	$ 23,892	$ 39,872	$ 51,358
Average common stockholders' equity	$ 2,359,197	$ 2,415,157	$ 2,443,212	$ 2,444,594	$ 2,444,911
Less: average intangible assets	(874,829)	(887,600)	(934,022)	(938,712)	(934,347)
Average TCE	$ 1,484,368	$ 1,527,557	$ 1,509,190	$ 1,505,882	$ 1,510,564
ROATCE, adjusted(3)(8)	15.47 %	6.94 %	6.37 %	10.53 %	13.53 %

Amounts in thousands, except per share data
Note: See the accompanying "Glossary of Terms" and "Footnotes" slides for definitions of certain terms used and footnotes.

First Midwest Bancorp, Inc. 26

NON-GAAP FINANCIAL INFORMATION

	Quarters Ended				
	December 31, 2019	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020
Efficiency Ratio Calculation					
Noninterest expense	$ 116,748	$ 117,331	$ 120,330	$ 131,074	$ 117,971
Less:					
Net OREO expense	(1,080)	(420)	(126)	(544)	(106)
Optimization costs	—	—	—	(18,376)	(1,493)
A&I related expenses	(5,258)	(5,472)	(5,249)	(881)	(1,860)
Delivering Excellence implementation costs[6]	(223)	—	—	—	—
Total	$ 110,187	$ 111,439	$ 114,955	$ 111,273	$ 114,512
Tax-equivalent NII[3][9]	$ 149,711	$ 144,728	$ 146,389	$ 143,821	$ 149,141
Noninterest income	46,496	39,362	32,991	40,585	27,715
Less:					
Swap termination costs	—	—	—	14,285	17,567
Net securities losses (gains)	—	1,005	—	(14,328)	—
Total	$ 196,207	$ 185,095	$ 179,380	$ 184,363	$ 194,423
Efficiency ratio	56.16 %	60.21 %	64.08 %	60.36 %	58.90 %
Noninterest Expense to Average Assets					
Noninterest Expense	$ 116,748	$ 117,331	$ 120,330	$ 131,074	$ 117,971
Less:					
Optimization costs	—	—	—	(18,376)	(1,493)
A&I related expenses	(5,258)	(5,472)	(5,249)	(881)	(1,860)
Delivering Excellence implementation costs[6]	(223)	—	—	—	—
Total	$ 111,267	$ 111,859	$ 115,081	$ 111,817	$ 114,618
Average Assets	$ 17,889,158	$ 18,404,821	$ 20,868,106	$ 21,526,695	$ 20,882,325
Less: average PPP loans	—	—	(887,977)	(1,194,808)	(1,013,511)
Average assets, excluding PPP loans	$ 17,889,158	$ 18,404,821	$ 19,980,129	$ 20,331,887	$ 19,868,814
Noninterest expense, adjusted to average assets, excluding PPP loans[3]	2.47 %	2.44 %	2.32 %	2.19 %	2.29 %

Amounts in thousands, except per share data

Note: See the accompanying "Glossary of Terms" and "Footnotes" slides for definitions of certain terms used and footnotes.

First Midwest Bancorp, Inc. 27

NON-GAAP FINANCIAL INFORMATION

	Quarters Ended				
	December 31, 2019	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020
Allowance for Credit Losses to Total Loans					
Allowance for credit losses	$ 109,222	$ 226,701	$ 247,677	$ 246,873	$ 247,042
Less: allowance for PPP loans	—	—	—	—	—
Allowance for credit losses, excluding PPP loan allowance	109,222	226,701	247,677	246,873	247,042
Less: allowance for PCD loans	—	(50,223)	(44,434)	(36,885)	(31,127)
Allowance for credit losses, excluding PCD and PPP loan allowance	$ 109,222	$ 176,478	$ 203,243	$ 209,988	$ 215,915
Total loans	$ 12,840,330	$ 13,965,017	$ 14,933,658	$ 14,653,188	$ 14,751,232
Less: PPP loans	—	—	(1,179,403)	(1,196,538)	(785,563)
Total loans, excluding PPP loans	12,840,330	13,965,017	13,754,255	13,456,650	13,965,669
Less: PCD loans	—	(275,172)	(243,207)	(240,379)	(212,021)
Total loans, excluding PCD and PPP loans	$ 12,840,330	$ 13,689,845	$ 13,511,048	$ 13,216,271	$ 13,753,648
Allowance to total loans, excluding PPP loans	0.85 %	1.62 %	1.80 %	1.83 %	1.77 %
Allowance to total loans, excluding PCD and PPP loans	0.85 %	1.29 %	1.50 %	1.59 %	1.57 %
Non-performing assets / Loans and Foreclosed assets					
Non-performing assets	$ 108,961	$ 173,894	$ 162,626	$ 163,493	$ 164,404
Less: non-accrual PCD loans	—	(48,950)	(45,116)	(39,990)	(32,568)
Non-performing assets, excluding non-accrual PCD loans	$ 108,961	$ 124,944	$ 117,510	$ 123,503	$ 131,836
Total loans, excluding PCD and PPP loans	$ 12,840,330	$ 13,689,845	$ 13,511,048	$ 13,216,271	$ 13,753,648
Foreclosed assets	20,458	21,027	19,024	15,299	16,671
Total loans and foreclosed assets, excluding PCD and PPP loans	$ 12,860,788	$ 13,710,872	$ 13,530,072	$ 13,231,570	$ 13,770,319
Non-performing assets and loans to foreclosed assets, excluding PCD and PPP loans	0.85 %	0.91 %	0.87 %	0.93 %	0.96 %

Amounts in thousands, except per share data
Note: See the accompanying "Glossary of Terms" and "Footnotes" slides for definitions of certain terms used and footnotes.

First Midwest Bancorp, Inc. 28

NON-GAAP FINANCIAL INFORMATION

	Quarters Ended				
	December 31, 2019	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020
Net Charge-offs to average loans					
Total net charge-offs	$ 10,600	$ 12,114	$ 12,923	$ 15,743	$ 10,539
Less: net charge-offs for PCD loans	—	(1,720)	(3,833)	(6,923)	(6,488)
Total net charge-offs, excluding PCD loans	$ 10,600	$ 10,394	$ 9,090	$ 8,820	$ 4,051
Total average loans	$ 12,752,389	$ 13,073,005	$ 14,616,798	$ 14,753,648	$ 14,348,665
Less: average PPP loans	—	—	(887,997)	(1,194,808)	(1,013,511)
Total average loans, excluding PPP loans	$ 12,752,389	$ 13,073,005	$ 13,728,801	$ 13,558,840	$ 13,335,154
Less: average PCd loans	—	(165,906)	(177,138)	(233,456)	(229,176)
Total average loans, excluding PCD and PPP loans	$ 12,752,389	$ 12,907,099	$ 13,551,663	$ 13,325,384	$ 13,105,978
Net charge-offs to loans, excluding PCD and PPP loans[(3)]	0.33 %	0.37 %	0.38 %	0.46 %	0.31 %
Net charge-offs to loans, excluding PCD and PPP loans[(3)]	0.33 %	0.32 %	0.27 %	0.26 %	0.12 %
Performing loans classified as substandard and special mention to corporate loans, excluding PPP Loans					
Special mention	$ 188,703	$ 240,826	$ 256,373	$ 395,295	$ 409,083
Substandard	188,811	196,923	193,337	311,430	357,219
Performing loans classified as substandard and special mention	$ 377,514	$ 437,749	$ 449,710	$ 706,725	$ 766,302
Corporate loans	$ 9,569,213	$ 10,542,142	$ 11,408,262	$ 11,112,875	$ 10,557,023
Less: PPP loans	—	—	(1,179,403)	(1,196,538)	(785,563)
Total corporate loans, excluding PPP loans	$ 9,569,213	$ 10,542,142	$ 10,228,859	$ 9,916,337	$ 9,771,460
Special mention to corporate loans, excluding PPP loans	1.97 %	2.28 %	2.51 %	3.99 %	4.19 %
Substandard to corporate loans, excluding PPP loans	1.97 %	1.87 %	1.89 %	3.14 %	3.65 %

Amounts in thousands, except per share data
Note: See the accompanying "Glossary of Terms" and "Footnotes" slides for definitions of certain terms used and footnotes.

First Midwest Bancorp, Inc. 29

30 Years Ended December 31, December 31, 2019 2020 Earnings Per Share Net income $ 199,738 $ 107,898 Dividends and accretion on preferred stock — (9,104) Net income applicable to non-vested restricted shares (1,681) (984) Net income applicable to common shares 198,057 97,810 Adjustments to net income: Income tax benefits — (3,639) Swap termination costs — 31,852 Tax effect of swap termination costs — (7,963) Optimization costs — 19,869 Tax effect of optimization costs — (4,967) Net securities gains — (13,323) Tax effect of net securities gains — 3,331 A&I related expenses 21,860 13,462 Tax effect of A&I related expenses (5,466) (3,365) Delivering Excellence implementation costs(6) 1,157 — Tax effect of Delivering Excellence implementation costs (291) — Total adjustments to net income 17,260 35,257 Net income applicable to common shares, adjusted $ 215,317 $ 133,067 Weighted-average diluted common shares outstanding 108,584 112,702 Diluted EPS $ 1.82 $ 0.87 Diluted EPS, adjusted(8) $ 1.98 $ 1.18 Amounts in thousands, except per share data Note: See the accompanying "Glossary of Terms" and "Footnotes" slides for definitions of certain terms used and footnotes. NON-GAAP FINANCIAL INFORMATION

31 Years Ended December 31, December 31, 2019 2020 Pre-Tax, Pre-Provision Earnings Net Income $ 199,738 $ 107,898 Income tax expense 66,201 27,083 Provision for credit losses 44,027 98,615 Pre-Tax, Pre-Provision Earnings 309,966 233,596 Adjustments to pre-tax, pre-provision earnings: Optimization costs — 19,869 Swap termination costs — 31,852 Net securities losses (gains) — (13,323) A&I related expenses 21,860 13,462 Delivering Excellence implementation costs(6) 1,157 — Total adjustments 23,017 51,860 Pre-Tax, Pre-Provision Earnings, adjusted $ 332,983 $ 285,456 NON-GAAP FINANCIAL INFORMATION Amounts in thousands, except per share data Note: See the accompanying "Glossary of Terms" and "Footnotes" slides for definitions of certain terms used and footnotes.

32 GLOSSARY OF TERMS Allowance, ACL - Allowance for credit losses ATM - Automated teller machine A&I - Acquisition and integration related expenses Balance sheet optimization - Swap termination costs and net securities gains bn - Billion bps - Basis points C&I - Commercial and industrial CECL - Current Expected Credit Losses CET1 - Common equity Tier 1 Core Deposits - Represents demand, savings, NOW and money market deposits CRE - Commercial real estate EPS - Earnings per share FICO - Fair Issac Corporation FHLB - Federal Home Loan Bank First Midwest, FMBI, or the Company - First Midwest Bancorp, Inc. Foreclosed Assets - OREO and other foreclosed assets FY - Full year GAAP - U.S. generally accepted accounting principles Granular - Consisting of a significant number of diverse borrowers, without concentration of risk k - Thousands LTV - Loan-to-value mm - Million NCOs - Net charge-offs NII - Net interest income NIM - Tax-equivalent net interest margin NOW - Negotiable order of withdrawal NPAs - Non-performing assets Park - Park Bank Pandemic - COVID-19 pandemic PCD - Purchased credit deteriorated PPP - Paycheck Protection Program PPPLF - Paycheck Protection Program Liquidity Facility OREO - Other real estate owned QTD - Quarter-to-date ROATCE - Return on average tangible common equity RWA - Risk-weighted assets SBA - Small Business Administration SEC - Securities and Exchange Commission TBV - Tangible book value TCE - Tangible common equity - represents common stockholders' equity less goodwill and identifiable intangible assets YTD - Year-to-Date

33 FOOTNOTES (1) This financial measure includes certain adjustments. See the accompanying "Non-GAAP Financial Information" slides for detail. (2) Data as of December 31, 2020 excludes PPP loans. (3) Annualized based on the actual number of days for each period presented. (4) Refer to the Company's 2020 Annual Meeting Proxy Statement for a detailed list of the Company's peer group. (5) Other noninterest income includes merchant servicing fee, swap termination costs and other service charges, commissions, and fees. (6) The Company initiated certain actions in connection with its Delivering Excellence initiative in the second quarter of 2018, demonstrating the Company's ongoing commitment to provide service excellence to its clients and maximizing both the efficiency and scalability of its operating platform. (7) Other noninterest expense includes advertising and promotions expense, net OREO expense, and other expenses. (8) Adjustments to net income for each period presented are detailed in the EPS non-GAAP reconciliation in the accompanying "Non- GAAP Financial Information" slides. (9) Presented on a tax-equivalent basis, assuming the applicable federal income tax rate of 21%.